EXHIBIT 14.2

                       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 ("Registration Statement") of Automated Cash Management Trust, a portfolio of Money Market Obligations Trust, of our report dated January 19, 1996, appearing in the Annual Report of Money Market Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1995, and to the incorporation by reference of such report in the Prospectus and Statement of Additional Information of Money Market Income Portfolio, a portfolio of William Penn Interest Income Fund, dated March 15, 1996, and the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of Automated Cash Management Trust, a portfolio of Money Market Obligations Trust, of our report dated January 22, 1997, appearing in the Annual Report of Money market Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1996.



By:/s/ ERNST & YOUNG LLP
   Ernst & Young LLP

Reading, PA
June 2, 1997